                                                                   Supplement A-7

                                         National Grid (US) Partner 1 Limited
                                                Profit and loss reserve
                                      for the 5 month period ended March 31, 2002

                                                                                                              $m
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On incorporation at October 31, 2001 and at March 31, 2002                                                            -
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Reconciliation of profit and loss reserve to retained earnings under US GAAP

Profit and loss reserve under UK GAAP at March 31, 2002                                                               -

Adjustments to conform with US GAAP
   Equity in income of companies                                                                                   37.1

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Retained earnings under US GAAP at March 31, 2002                                                                  37.1
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*  Includes cumulative other comprehensive income of $nil

The profit and loss reserve is prepared under UK GAAP.

                                   National Grid (US) Partner 1 Limited
                                          Profit and loss account
                                for the 5 month period ended March 31, 2002

National Grid (US) Partner 1 Limited has not traded during the period. Consequently, under UK
GAAP no profit and loss account is presented.

Reconciliation of net income to US GAAP
                                                                                                  $m

Net income under UK GAAP                                                                                  -

Adjustments to conform with US GAAP
                Equity in income of companies                                                          37.1

Net income under US GAAP                                                                              37.1

                                 National Grid (US) Partner 1 Limited
                                         Cash flow statement
                             for the 5 month period ended March 31, 2002

                                                                                        $m
   -------------------------------------------------------------------------------------------------

   Acquisitions and disposals
                                                                                  ------------------
   Payments to acquire investments                                                       (11,562.4)
   Receipts from disposal of investments                                                    7,073.3
                                                                                  ------------------

                                                                                  ------------------
   --------------------------------------------------------------------------------
   Net cash outflow for acquisitions and disposals                                        (4,489.1)

   Financing
   Issue of ordinary shares                                                                 4,489.1

   -------------------------------------------------------------------------------------------------

   Movement in cash and overdrafts                                                                -
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   Summary cash flow statement under US GAAP

   Net cash used in investing activities                                                  (4,630.0)
   Net cash provided by financing activities                                                4,630.0
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   Movement in cash and cash equivalents                                                          -
   Cash and cash equivalents at beginning of year                                                 -
   -------------------------------------------------------------------------------------------------
   Cash and cash equivalents at end of year                                                       -
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   The cash flow statement is prepared under UK GAAP and the summary cash flow statement is prepared under US GAPP.

                              National Grid (US) Partner 1 Limited
                                         Balance sheet
                                       at March 31, 2002

                                                                                      $m
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Fixed assets
Investment                                                                               4,532.1

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Net assets                                                                               4,532.1

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Capital and reserves
Called up share capital                                                                      1.0
Share premium account                                                                    4,531.1

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Equity shareholders' funds                                                               4,532.1

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Reconciliation of equity shareholders' funds to US GAAP

Equity shareholders' funds under UK GAAP                                                 4,532.1

Adjustments to conform with US GAAP
   Investments in subsidiaries, at equity                                                  158.8
   Recognition of intercompany balances                                                  (140.9)

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Equity shareholders' funds under US GAAP                                                 4,550.0
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The balance sheet is prepared under UK GAAP.